UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2003

King Pharmaceuticals,Inc.
(Exact name of registrant as specified in its charter)

Tennessee (State or other jurisdiction of incorporation)	0—24425 (Commission File Number)	54-1684963 (IRS Employer Identification Number)

501 Fifth Street, Bristol, Tennessee (Address of principal executive offices)	37620 (Zip Code)

Registrant’s telephone number, including area code: 423-989-8000

Not Applicable
(Former name or former address, if changed since last report)

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.
ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.
SIGNATURE
EX-23.1 INDEPENDENT AUDITORS CONSENT

INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

On June 12, 2003, King Pharmaceuticals, Inc., a Tennessee corporation, completed its acquisition of Elan Corporation, plc’s primary care business in the United States and Puerto Rico, which includes two branded prescription pharmaceutical products, Sonata® and Skelaxin®, including rights to potential new formulations of the products, together with Elan’s experienced primary care field sales force consisting of approximately 350 representatives. As part of the transaction, King also acquired certain intellectual property, regulatory, and other assets relating to one of the products directly from Wyeth. The total purchase price of approximately $703.0 million includes the transfer of inventory to King with a value of approximately $40 million and transaction costs of approximately $10 million. Of the total purchase price, $125 million was financed with King’s existing $400 million senior secured revolving credit facility. Of the remaining $578.0 million, $471.7 million was paid with cash on hand and $106.3 million of deferred purchase price was placed into escrow utilizing cash on hand. An additional $57.2 million of contingent purchase price to satisfy contingent obligations to Wyeth was also placed into escrow.

This transaction was reported on a Current Report on Form 8-K filed June 13, 2003. This Amendment is being filed to provide the financial information required by Item 7(a) and Item 7(b) of Form 8-K within the timeframe specified by Item 7 of Form 8-K following the closing of the acquisition on June 12, 2003.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(a) Unaudited Pro Forma Condensed Combined Financial Information
Unaudited Pro Forma Condensed Combined Financial Statements	F-1
King Pharmaceuticals, Inc. Unaudited Pro Forma Condensed Combined Balance Sheet as of March 31, 2003	F-2
Notes to Unaudited Pro Forma Condensed Combined Balance Sheet	F-3
King Pharmaceuticals, Inc. Unaudited Pro Forma Condensed Combined Statement of Operations for the Year Ended December 31, 2002	F-4
King Pharmaceuticals, Inc. Unaudited Pro Forma Condensed Combined Statement of Operations for the Three Months Ended March 31, 2003	F-5
Notes to Unaudited Pro Forma Condensed Combined Statements Of Operations	F-6
(b) Financial Statements of Business Acquired
Independent Auditors’ Report	F-7
Statement of Net Assets to be Sold at December 31, 2002	F-8
Statement of Revenues and Direct Expenses for the year ended December 31, 2002	F-9
Notes to Financial Statements	F-10
Unaudited Statement of Net Assets to be Sold at March 28, 2003	F-16
Unaudited Statement of Revenues and Direct Expenses for the period from January 1, 2003 to March 28, 2003 and for the period from January 1, 2002 to March 29, 2002	F-17
Notes to Unaudited Financial Statements	F-18
Unaudited Supplemental Cash Flow Data	F-24
Notes to Unaudited Supplemental Cash Flow Data	F-25

Unaudited Pro Forma Condensed Combined Financial Statements

The following Unaudited Pro Forma Condensed Combined Statements of Operations for the year ended December 31, 2002 and for the three months ended March 31, 2003 have been prepared to give effect to the recent acquisition by King Pharmaceuticals, Inc. (the “Company”) of the primary care business in the United States and Puerto Rico from Elan Corporation, plc (the “Primary Care Business Acquisition”) on June 12, 2003, as if this acquisition had occurred on January 1, 2002. The following Unaudited Pro Forma Condensed Combined Balance Sheet as of March 31, 2003 has been prepared to give effect to the Primary Care Business Acquisition as if it had occurred on March 31, 2003.

The pro forma adjustments are based upon available information and certain assumptions that the Company believes are reasonable in the circumstances. Pro forma adjustments are applied to the historical financial statements of the Company and the Primary Care Business Acquisition. The Unaudited Pro Forma Condensed Combined Statements of Operations are not indicative of the Company's operations going forward because they exclude various operating expenses of the Primary Care Business Acquisition as disclosed in the historical financial statements included in this document. The Primary Care Business Acquisition was accounted for under the purchase method of accounting. The purchase price allocation among the assets acquired and the assignment of lives to the intangible assets are preliminary and subject to further evaluation, as the Company has not yet finalized its valuation of assets acquired.

The Unaudited Pro Forma Condensed Combined Financial Statements should be read in conjunction with the Company’s historical Consolidated Financial Statements and related Notes thereto, Management’s Discussion and Analysis of Financial Condition and Results of Operations included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2002 and the Quarterly Report on Form 10-Q for the quarters ended March 31, 2003 (unaudited) and June 30, 2003 (unaudited). The Unaudited Pro Forma Condensed Combined Financial Statements and related notes are provided for information purposes only and do not purport to be indicative of the results which would have actually been obtained had the Primary Care Business Acquisition been completed on the date indicated or which may be expected to occur in the future.

KING PHARMACEUTICALS, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
as of March 31, 2003
(in thousands)

		Primary Care
		Business	Pro Forma		Unaudited
	The Company	Acquisition	Adjustments		Pro Forma

ASSETS
Current assets:
Cash and cash equivalents	$638,905	$—	$(623,807	)(1)	$15,098
Trade accounts receivable, net	201,422	—	—		201,422
Inventory	209,239	38,341			247,580
Deferred income taxes	126,499	—	—		126,499
Prepaid expenses and other current assets	16,833	—	82,302	(2)	99,135

Total current assets	1,192,898	38,341	(541,505)		689,734
Property and equipment, net	240,715	5,577	—		246,292
Intangible assets, net	1,241,751	300,634	301,366	(3)	1,843,751
Goodwill	125,799	34,410	(34,410	)(3)	125,799
Other assets	44,306	—	79,150	(4)	123,456

Total assets	$2,845,469	$378,962	$(195,399)		$3,029,032

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$38,750	$126,250	$(126,250	)(5)	$38,750
Accrued expenses	330,548	—	149,304	(6)	479,852
Income taxes payable	68,827	—	—		68,827
Current portion of long-term debt	1,250	—	—		1,250

Total current liabilities	439,375	126,250	23,054		588,679
Long-term debt	345,093	5,109	125,000	(7)	475,202
Deferred income taxes	65,075	—	(61,250	)(8)	3,825
Other liabilities	69,851	—	79,150	(9)	149,001

Total liabilities	919,394	131,359	165,954		1,216,707
Shareholders’ equity	1,926,075	—	(113,750	)(10)	1,812,325

Total liabilities and shareholders’ equity	$2,845,469	$131,359	$52,204		$3,029,032

See Notes to Unaudited Pro Forma Condensed Combined Balance Sheet

Notes to Unaudited Pro Forma Condensed Combined Balance Sheet
(in thousands)

Following is a summary of the estimated purchase price:

Cash consideration, including $106,250 deferred purchase price placed in escrow	$748,807
Contingent purchase price placed into escrow	(57,166)
Transaction fees	10,379

$702,020

The preliminary allocation of the estimated purchase price of the Primary Care Business Acquisition is as follows:

Intangibles	$602,000
In process research and development (net of tax benefit of $61,250)	113,750
Inventory	38,341
Capital leases, net	468
Deferred tax asset	61,250
Liabilities acquired, excluding $106,250 deferred purchase price	(113,789)

$702,020

     The above purchase price and allocation differs from the actual allocation due to differences in assets acquired on the date of closing versus the date of the Unaudited Pro Forma as of March 31, 2003. Also the purchase price does not include $56.1 million of assumed and contingent liabilities.

     The Company reflected $57,166 of the payment due to Wyeth as a reduction in the carrying value of product intangibles in its Form 10-Q for the period ending June 30, 2003 (unaudited). However, because it was subsequently determined that under Generally Accepted Accounting Principles the value of the product rights acquired exceeded their purchase price, such amount is reflected as a liability rather than a reduction of intangibles in this Form 8-K/A.

      Of the total purchase price, $175,000 was allocated to an acquired in-process research and development project associated with our acquisition of rights to new formulations of Sonata® and charged to expense upon the acquisition. This is not included in the Unaudited Pro Forma Condensed Combined Statement of Operations as it was determined to be a material non-recurring charge. The goal of the project is to successfully develop a modified-release formulation of Sonata® that enables patients who have difficulty staying asleep to remain asleep for a longer period of time when utilizing the reformulated product. The value of the acquired in-process research and development project was expensed on the date of acquisition, as it had not received regulatory approval as of that date and had no alternative future use. The project was valued through the application of a probability-weighted, discounted cash flow approach with the assistance of an independent valuation specialist. The estimated cash flows were projected over a 25-year period utilizing a discount rate of 20%. The estimated cost to complete the project is approximately $120,000, which includes up to $71,000 that will be paid upon successful attainment of certain significant development milestones related to the project. The project is currently in Phase I of clinical development. The Company believes that there is a reasonable probability of completing the project successfully. However, the success of the project depends on the outcome of future clinical trials involving a modified-release formulation of Sonata® and the U.S. Food and Drug Administration (“FDA”) approval of the product. Management currently anticipates that the completion of the project should occur no earlier than 2006. If the project is not successfully completed before 2008, it could materially adversely affect the Company’s business, financial position, results of operations and cash flows.

(1)	Reflects the use of cash from working capital used to finance a portion of the Primary Care Business Acquisition.

(2)	Reflects the current portion of $163,416 placed into escrow to satisfy the deferred obligations and contingent obligations to Wyeth that were assumed in connection with the Primary Care Business Acquisition less the estimated due diligence costs incurred for the Primary Care Business Acquisition at March 31, 2003.

(3)	Reflects the acquisition of the Sonata® and Skelaxin® product lines from Elan valued at $602,000 less the historical Primary Care Business Acquisition assets of $300,634 as well as the elimination of the historical goodwill of the Primary Care Business Acquisition.

(4)	Reflects the long term portion of the $163,416 placed into escrow to satisfy the deferred obligations and contingent obligations to Wyeth that were assumed in connection with the Primary Care Business Acquisition.

(5)	Reflects reclassification of accounts payable of the Primary Care Business Acquisition as liabilities associated with the Wyeth escrow as recorded in (6) and (9) below. Also reflects the adjustment to remove the $20,000 liability between Elan and Wyeth which was not assumed by the Company.

(6)	Reflects the estimated transaction fees, assumed liabilities and a portion of the contingent liabilities associated with the Primary Care Business Acquisition.

(7)	Reflects borrowing of $125,000 under the Company’s Senior Secured Revolving Credit Facility to finance the Primary Care Business Acquisition.

(8)	Reflects the deferred tax asset associated with the $175,000 of in process research and development acquired with the Primary Care Business Acquisition.

(9)	Reflects the long term deferred purchase price and contingent purchase price payable to Wyeth.

(10)	Reflects the write-off of $175,000 of in-process research and development, less deferred taxes.

KING PHARMACEUTICALS, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2002
(in thousands, except share and per share data)

		Primary Care	Pro Forma		Unaudited
	The Company	Business Acquisition	Adjustments		Pro Forma

Income Statement Data:
Total revenues	$1,128,335	$239,861	$—		$1,368,196

Cost of revenues, including royalty expense	294,976	43,776	—		338,752
Selling, general and administrative	366,923	97,614	—		464,537
Depreciation and amortization	59,297	18,236	49,693	(1)	127,226
Research and development expense	40,184	—	—		40,184
Intangible asset impairment	66,844	—	—		66,844
Merger, restructuring, and other nonrecurring charges	5,911	441	—		6,352

Total operating costs and expenses	834,135	160,067	49,693		1,043,895

Operating income	294,200	79,794	(49,693)		324,301
Net interest income (expense)	9,976	(184)	(14,213	)(2)	(4,421)
Valuation charge — convertible notes receivable	(35,629)	—	—		(35,629)
Other income, net	(884)	—	—		(884)

Income before income taxes	267,663	79,610	(63,906)		283,367
Income tax expense	(85,143)	—	(5,968	)(3)	(91,111)

Net income (loss)	$182,520	$79,610	$(69,874)		$192,256

Basic income per common share	$0.75				$0.79

Diluted income per common share	$0.74				$0.78

Shares used in basic net income per share	244,375,770				244,375,770
Shares used in diluted net income per share	245,698,668				245,698,668

See Notes to Unaudited Pro Forma Condensed Combined Statements of Operations

KING PHARMACEUTICALS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For the Three Months Ended March 31, 2003
(in thousands, except share and per share data)

		Primary Care	Pro Forma		Unaudited
	The Company	Business Acquisition	Adjustments		Pro Forma

Income Statement Data:
Total revenues	$343,843	$52,321	$—		$396,164

Cost of revenues, including royalty expense	80,040	8,764	—		88,804
Selling, general and administrative	112,376	17,753	—		130,129
Depreciation and amortization	20,281	7,202	9,388	(1)	36,871
Research and development expense	27,636	—	—		27,636
Intangible asset impairment	110,970	—	—		110,970

Total operating costs and expenses	351,303	33,719	9,388		394,410

Operating income	(7,460)	18,602	(9,388)		1,754
Net interest income (expense)	(540)	(43)	(2,191	)(2)	(2,774)
Valuation benefit — convertible notes receivable	7,967	—	—		7,967
Other income, net	(83)	—	—		(83)

Income before income taxes	(116)	18,559	(11,579)		6,864
Income tax expense	(7,077)	—	(2,652	)(3)	(9,729)

Net (loss) income	$(7,193)	$18,559	$(14,231)		$(2,865)

Basic income per common share	$(0.03)				$(0.01)

Diluted income per common share	$(0.03)				$(0.01)

Shares used in basic net income per share	240,777,476				240,777,476
Shares used in diluted net income per share	240,777,476				240,777,476

See Notes to Unaudited Pro Forma Condensed Combined Statements of Operations

Notes to Unaudited Pro Forma Condensed Combined Statements of Operations

(1)	Includes amortization of the value of the Sonata® patent over a period of 5 years and the Sonata® trademarks and product rights over a period of 20 years. Includes amortization of the value of the Skelaxin® patent over a period of 2 years and the Skelaxin® trademarks and product rights over a period of 20 years.

(2)	If the transaction had closed on March 31, 2003, the Company would have paid $748,807 for the Primary Care Business Acquisition plus an additional $10,379 of transaction fees. Of the $759,186 closing and transaction fees, $125,000 million would be financed with the Company’s senior secured revolving credit facility, $163,416 would be placed into escrow utilizing cash on hand, and the remaining $470,770 would be paid with cash on hand. The Company receives interest on the cash in escrow. Approximately two months after the borrowing, the Company repaid $60,000 of the $125,000 the Company borrowed under the senior secured revolving credit facility to finance the Primary Care Business Acquisition. Therefore, for the year ending December 31, 2002 and the three months ending March 31, 2003, the pro forma adjustments assume a reduction of interest income at a rate commensurate with the Company’s other investments for amounts paid for the Primary Care Business Acquisition and additional interest expense on additional indebtedness under the senior secured revolving credit facility based on the estimated period the borrowings were outstanding.

(3)	Assumes a combined federal and state statutory rate of 38.0% for 2002 and for the three months ended March 31, 2003 applied to the unaudited incremental pro forma income before taxes.

Independent Auditors’ Report

The Board of Directors
Elan Corporation, plc

We have audited the accompanying statement of net assets to be sold as of December 31, 2002 and the related statement of revenues and direct expenses for the year then ended of the Skelaxin® and Sonata® Product Lines of Elan Corporation, plc presented on pages F-8 to F-15. These financial statements are the responsibility of Elan Corporation, plc’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statements were prepared for the purposes of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the Form 8-K/A of King Pharmaceuticals, Inc., as described in note 2. The accompanying statements present the net assets to be sold and the revenues and direct expenses of the Skelaxin® and Sonata® Product Lines and are not intended to be a complete presentation of the Skelaxin® and Sonata® Product Lines’ financial position or results of operation.

In our opinion, the statements referred to above present fairly, in all material respects, the net assets to be sold of the Skelaxin® and Sonata® Product Lines as of December 31, 2002 and the Skelaxin® and Sonata® Product Lines’ revenues and direct expenses for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

KPMG
Chartered Accountants
Dublin, Ireland

August 22, 2003

THE SKELAXIN® AND SONATA® PRODUCT LINES

(Products of Elan Corporation, plc)
Statement of Net Assets to be Sold
(In US$, Thousands)

December 31,
2002

Fixed assets, net of accumulated depreciation of $1,297 (note 4)	5,852
Inventories (note 5)	39,961
Intangible assets, net of accumulated amortization of $27,600 (note 6)	196,100
Goodwill (note 6)	34,410
Capital lease obligations (note 7)	(5,556)
Accounts payable (note 8)	(61,700)

Net assets to be sold	209,067

The accompanying notes are an integral part of these financial statements.

THE SKELAXIN® AND SONATA® PRODUCT LINES

(Products of Elan Corporation, plc)
Statement of Revenues and Direct Expenses
(In US$, Thousands)

Year ended
December 31,
2002

Net product revenue:
United States	237,891
International	1,970

Total net product revenue (note 9)	239,861
Cost of goods sold (note 9)	43,776

Gross profit	196,085
Selling, marketing, and medical affairs expenses (note 10)	97,614
Amortization of intangible assets	16,780
Depreciation of fixed assets held under capital lease	1,456
Interest expense	184
Restructuring costs (note 11)	441

Excess of revenues over expenses	79,610

The accompanying notes are an integral part of the financial statements.

THE SKELAXIN® AND SONATA® PRODUCT LINES

(Products of Elan Corporation, plc)
Notes to Financial Statements

(1)	The Agreement

Pursuant to an Asset Purchase Agreement, dated January 30, 2003, and amended on May 19, 2003 (the Amended and Restated Asset Purchase Agreement), Elan Corporation, plc, Elan Pharma International Limited (“EPIL”), and Elan Pharmaceuticals, Inc. (Elan/ Elan Group) agreed to sell to King Pharmaceuticals, Inc., Jones Pharma Incorporated, and Monarch Pharmaceuticals, Inc. (the King parties) their rights to Sonata® and Skelaxin® in the United States of America (U.S.) and Puerto Rico along with related assets and liabilities, and to transfer to the King parties the U.S. Primary Care Sales Force (the Disposal). As part of the Disposal, the King parties also acquired certain intellectual property, regulatory, and other assets relating to Sonata® directly from Wyeth Pharmaceuticals Division (Wyeth). The Elan Group will continue their development program for enhanced formulations of Sonata® using the Elan Group’s proprietary drug delivery technologies on behalf of the King parties. This development work, together with a development program to be initiated for an enhanced formulation of Skelaxin®, will be performed pursuant to formulation development arrangements with the King parties under which the Elan Group will receive development fees and milestone payments contingent upon the achievement of clinical and regulatory milestones. With respect to new formulations of Sonata®, the Elan Group will retain the commercialisation rights to enhanced formulations utilising the Elan Group’s technology outside the U.S. and may also manufacture any new Sonata® formulation. The Amended and Restated Asset Purchase Agreement provides that the parties will negotiate in good faith an arrangement relating to the reformulation of Skelaxin®, which may provide the Elan Group with similar rights.

(2)	Basis of Presentation

The statement of net assets to be sold and the statement of revenues and direct expenses have been prepared in accordance with generally accepted accounting principles in the United States of America.

The statements have been prepared in order to represent net assets to be sold, as well as revenues and direct expenses, which have been derived from the historical accounting records of Elan Corporation, plc and subsidiaries and reflect significant assumptions and allocations. The statements have been prepared on this basis for the purpose of complying with the rules of the Securities and Exchange Commission.

Elan did not account for the Skelaxin® and Sonata® Product Lines as a separate entity. They were integrated into the pharmaceutical segment of Elan Corporation, plc. The statement of net assets to be sold and revenues and direct expenses include certain allocations as discussed in note 3 below. Management of the Elan Group believe that the allocations are reasonable; however, these allocated expenses are not necessarily indicative of costs that would have been incurred related to the Skelaxin® and Sonata® Product Lines on a stand-alone basis. Tax expense and interest income have not been included in the accompanying statement of revenues and direct expenses, as they are not specifically identifiable to the Skelaxin® and Sonata® Product Lines.

Transaction systems (e.g. payroll, employee benefits, accounts receivable, accounts payable) used to record and account for cash transactions were not designed to track assets/liabilities and receipts/payments on a product specific basis. Given these constraints, and the fact that only certain assets of the Skelaxin® and Sonata® Product Lines were sold, a statement of financial position and a full statement of cash flows have not been prepared.

THE SKELAXIN® AND SONATA® PRODUCT LINES
(Products of Elan Corporation, plc)
Notes to Financial Statements

(3)	Summary of Significant Accounting Policies

(a)	Revenue Recognition

Revenue from the sale of product is recognized at the time the product is shipped. Net sales represents gross sales less discounts, allowances and other deductions.

The four largest customers accounted for approximately 91% of the Skelaxin® and Sonata® Product Lines’ net product revenue for the year ended December 31, 2002.

(b)	Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (U.S. GAAP) requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying disclosures. Actual results could differ from these estimates. As discussed in note 2, the financial statements include allocations and estimates that are not necessarily indicative of the costs and expenses that would have resulted if the Skelaxin® and Sonata® Product Lines had been operated as a separate entity, or of the future results of the Skelaxin® and Sonata® Product Lines.

(c)	Fixed Assets

Fixed assets represent automobiles held under capital leases and are stated at cost less accumulated depreciation. Depreciation is computed using the straight-line method based on the shorter of the lease term or estimated useful lives, generally four years.

Fixed assets are reviewed for impairment at least annually and whenever events or changes in circumstance indicate that the total amount of an asset may not be recoverable. An impairment loss is recognized when estimated future cash flows expected to result from the use of the asset and the eventual disposition are less than its carrying amount.

(d)	Inventories

Inventories have been valued at the lower of cost or market value. Cost in the case of raw materials and supplies is calculated on a first-in, first-out basis and comprises the purchase price, including import duties, transport and handling costs and any other directly attributable costs, less trade discounts. Costs in the case of work in process and finished goods comprises direct labor, material costs, and attributable overhead. Inventory on hand is evaluated against historical and planned usage to determine an appropriate provision for obsolete, slow-moving, and non-saleable inventory.

THE SKELAXIN® AND SONATA® PRODUCT LINES
(Products of Elan Corporation, plc)
Notes to Financial Statements

(e)	Intangible Assets

Product rights are amortized using the straight-line method over the useful life of the products, ranging between 15 and 20 years. Intangible assets are reviewed for impairment at least annually and whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

(f)	Goodwill

The Skelaxin® and Sonata® Product Lines represent a portion of “Core Elan,” a reporting unit, as defined in Statement of Financial Accounting Standards (SFAS) No. 142, Goodwill and Other Intangible Assets. Goodwill allocated to Skelaxin® and Sonata® is based on the relative fair values of the assets to be disposed of and the portion of the reporting unit that will be retained in accordance with SFAS No. 142.

In accordance with SFAS No. 142, from January 1, 2002, goodwill has not been amortized and is subject to annual impairment testing.

(g)	Selling, Marketing, and Medical Affairs Expenses

Certain selling, marketing, and medical expenses are specifically identifiable and others are allocated to the Skelaxin® and Sonata® Product Lines. The expenses are allocated based on the plan of action for the sales force and on headcount activity for all other departments. Such allocated expenses represent management’s best estimate of the charges that are attributable to the Skelaxin® and Sonata® Product Lines, and include expenses such as salaries, professional fees, marketing and selling expenses, and other expenses.

(4)	Fixed Assets

Fixed assets represent the leased automobiles used by the U.S. Primary Care Business Unit sales team that have been assumed by/assigned to King. The net book value at December 31, 2002 is as follows (in US$, thousands):

December 31,
Leased automobiles	2002

Cost	7,149
Accumulated depreciation	(1,297)

Net book value	5,852

THE SKELAXIN® AND SONATA® PRODUCT LINES
(Products of Elan Corporation, plc)
Notes to Financial Statements

(5)	Inventories

Inventories at December 31, 2002 consist of the following (in US$, thousands):

	Skelaxin®	Sonata®	Total

Raw materials	20,089	—	20,089
Work in process	9,623	—	9,623
Finished goods	7,061	3,188	10,249

	36,773	3,188	39,961

(6)	Intangible Assets and Goodwill

(a)	Skelaxin® Product Intangible

Elan Corporation, plc acquired Skelaxin® through its acquisition of GWC Health, Inc. in 1998. For the purpose of the statement of net assets to be sold, an amount of US $30.6 million representing cost of US $44.0 million and accumulated amortization of US $13.4 million was identified as the value relating to the Skelaxin® product intangible asset at December 31, 2002.

(b)	Sonata® Product Intangible

Sonata® was originally launched by Wyeth in 1999. On December 19, 2001, Elan entered into a strategic alliance with Wyeth pursuant to which it assumed overall responsibility for the marketing, sale and distribution of Sonata® in the U.S. and Puerto Rico.

For purposes of the statement of net assets to be sold, an amount of US $165.5 million representing cost of US $179.7 million and accumulated amortization of US $14.2 million was identified as the value relating to the Sonata® product intangible asset at December 31, 2002.

(c)	Goodwill

The Skelaxin® and Sonata® Product Lines represent a portion of “Core Elan”, a reporting unit as defined in SFAS No. 142 “Goodwill and Other Intangible Assets”.

In accordance with SFAS No. 142, goodwill has been allocated to the Skelaxin® and Sonata® Product Lines based on the relative fair values of the assets to be disposed of and the portion of the reporting unit that will be retained by Elan. The amount of goodwill allocated to the Skelaxin® and Sonata® Product Lines amounts to US $34.4 million. This allocation was performed as of December 31, 2002.

THE SKELAXIN® AND SONATA® PRODUCT LINES
(Products of Elan Corporation, plc)
Notes to Financial Statements

(7)	Capital Lease Obligations

The U.S. Primary Care sales force uses automobiles under capital lease agreements. These capital leases are secured by a letter of credit and the leased automobiles. Future minimum lease payments are as follows as of December 31, 2002 (in US $, thousands):

2003	1,924
2004	1,841
2005	1,599
2006	447

Total minimum lease payments	5,811
Less amount representing interest	(255)

Present value of minimum lease payments	5,556

Interest expense in the statement of revenues and direct expenses represents interest expense allocated to the Skelaxin® and Sonata® Product Lines based on the percentage of fleet expenses charged to the U.S. Primary Care Business Unit sales team as compared to the total fleet expense incurred by Elan Pharmaceuticals, Inc.

The future minimum lease payments represent payments on automobiles directly attributable to the Skelaxin® and Sonata® Product Lines that have been assumed by/assigned to King per the Amended and Restated Asset Purchase Agreement.

(8)	Accounts Payable

At December 31, 2002, accounts payable comprises US $20.0 million which was paid by Elan to Wyeth in January 2003 pursuant to its existing contractual arrangements and US $41.7 million which will form part of the product related payments that the King parties will assume on receipt of the Skelaxin® and Sonata® Product Lines.

Future contingent and optional product payments relating to Sonata® amounted to US $231.2 million at December 31, 2002. These amounts are not included on Elan Corporation, plc’s U.S. GAAP consolidated balance sheet, as the related contingency had not been resolved at December 31, 2002.

(9)	Net Product Revenue and Cost of Goods Sold

Net product revenue for the year ended December 31, 2002 represents gross product sales to third parties less discounts and allowances. Cost of goods sold for Skelaxin® include product costs at a standard cost established annually by Elan Corporation, plc and warehousing costs.

THE SKELAXIN® AND SONATA® PRODUCT LINES
(Products of Elan Corporation, plc)
Notes to Financial Statements

(10)	Selling, Marketing, and Medical Affairs Expenses

Skelaxin® and Sonata® are promoted by the Primary Care Business Unit sales force predominately to primary care physicians.

The selling, marketing, and medical affairs expenses consist of those costs directly attributable to the product lines. In addition, selling, marketing, and medical affairs expenses include amounts allocated related to non-product specific costs of the U.S. Primary Care Business Unit to the Skelaxin® and Sonata® Product Lines which were allocated based on headcount working on the products.

(11)	Restructuring Costs

In July 2002, Elan announced a recovery plan to restructure its business to a biopharmaceutical company focused on the discovery, development, manufacturing, selling, and marketing of novel therapeutic products in neurology, pain and autoimmune diseases, and to strengthen the group’s liquidity position.

As part of its restructuring process, US $0.4 million for the year ended December 31, 2002 was attributable to severance costs for employees specifically related to the sale of the Skelaxin® and Sonata® Product Lines.

THE SKELAXIN® AND SONATA® PRODUCT LINES

(Products of Elan Corporation, plc)
Unaudited Statement of Net Assets to be Sold
(In US$, Thousands)

March 28, 2003 (unaudited)

Fixed assets, net of accumulated depreciation of $1,572 (note 3)	5,577
Inventories (note 4)	38,341
Intangible assets, net of accumulated amortization of $33,700 (note 5)	300,634
Goodwill (note 5)	34,410
Capital lease obligations	(5,109)
Accounts payable (note 7)	(126,250)

Net assets to be sold	247,603

The accompanying notes are an integral part of these financial statements.

THE SKELAXIN® AND SONATA® PRODUCT LINES

(Products of Elan Corporation, plc)
Unaudited Statement of Revenues and Direct Expenses
(In US$, Thousands)

	Period from	Period from
	January 1, 2003	January 1, 2002
	to March 28, 2003	to March 29, 2002
	(unaudited)	(unaudited)

Net product revenue:
United States	48,509	57,074
International	3,812	—

Total net product revenue (note 8)	52,321	57,074
Cost of goods sold (note 8)	8,764	10,237

Gross profit	43,557	46,837
Selling, marketing, and medical affairs expenses (note 9)	17,753	15,973
Amortization of intangible assets	6,173	3,422
Depreciation of fixed assets held under capital lease	1,029	204
Interest expense	43	46

Excess of revenues over expenses	18,559	27,192

The accompanying notes are an integral part of the financial statements.

THE SKELAXIN® AND SONATA® PRODUCT LINES

(Products of Elan Corporation, plc)
Notes to Unaudited Financial Statements

(1)	Basis of Presentation

The unaudited statement of net assets to be sold and the unaudited statement of revenues and direct expenses have been prepared in accordance with generally accepted accounting principles in the United States of America.

The unaudited statements have been prepared in order to represent net assets to be sold, as well as revenues and direct expenses, which have been derived from the historical accounting records of Elan Corporation, plc and subsidiaries and reflect significant assumptions and allocations. The unaudited statements have been prepared on this basis for the purpose of complying with the rules of the Securities and Exchange Commission.

Elan did not account for the Skelaxin® and Sonata® Product Lines as a separate entity. They were integrated into the pharmaceutical segment of Elan Corporation, plc. The unaudited statement of net assets to be sold and revenues and direct expenses include certain allocations as discussed in note 2 below. Management of the Elan Group believe that the allocations are reasonable; however, these allocated expenses are not necessarily indicative of costs that would have been incurred related to the Skelaxin® and Sonata® Product Lines on a stand-alone basis. Tax expense and interest income have not been included in the accompanying unaudited statement of revenues and direct expenses, as they are not specifically identifiable to the Skelaxin® and Sonata® Product Lines.

Transaction systems (e.g. payroll, employee benefits, accounts receivable, accounts payable) used to record and account for cash transactions were not designed to track assets/liabilities and receipts/payments on a product specific basis. Given these constraints, and the fact that only certain assets of the Skelaxin® and Sonata® Product Lines were sold, a statement of financial position and a full statement of cash flows have not been prepared.

THE SKELAXIN® AND SONATA® PRODUCT LINES
(Products of Elan Corporation, plc)
Notes to Unaudited Financial Statements

(2)	Summary of Significant Accounting Policies

(a)	Revenue Recognition

Revenue from the sale of product is recognized at the time the product is shipped. Net sales represents gross sales less discounts, allowances and other deductions.

The four largest customers accounted for approximately 92% and 89% of the Skelaxin® and Sonata® Product Lines’ net product revenue for the periods from January 1, 2003 to March 28, 2003 (unaudited) and from January 1, 2002 to March 29, 2002 (unaudited), respectively.

(b)	Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (U.S. GAAP) requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying disclosures. Actual results could differ from these estimates. As discussed in note 1, the financial statements include allocations and estimates that are not necessarily indicative of the costs and expenses that would have resulted if the Skelaxin® and Sonata® Product Lines had been operated as a separate entity, or of the future results of the Skelaxin® and Sonata® Product Lines.

(c)	Fixed Assets

Fixed assets represent automobiles held under capital leases and are stated at cost less accumulated depreciation. Depreciation is computed using the straight-line method based on the shorter of the lease term or estimated useful lives, generally four years.

Fixed assets are reviewed for impairment at least annually and whenever events or changes in circumstance indicate that the total amount of an asset may not be recoverable. An impairment loss is recognized when estimated future cash flows expected to result from the use of the asset and the eventual disposition are less than its carrying amount.

(d)	Inventories

Inventories have been valued at the lower of cost or market value. Cost in the case of raw materials and supplies is calculated on a first-in, first-out basis and comprises the purchase price, including import duties, transport and handling costs and any other directly attributable costs, less trade discounts. Costs in the case of work in process and finished goods comprises direct labor, material costs, and attributable overhead. Inventory on hand is evaluated against historical and planned usage to determine an appropriate provision for obsolete, slow-moving, and non-saleable inventory.

THE SKELAXIN® AND SONATA® PRODUCT LINES
(Products of Elan Corporation, plc)
Notes to Unaudited Financial Statements

(e)	Intangible Assets

Product rights are amortized using the straight-line method over the useful life of the products, ranging between 15 and 20 years. Intangible assets are reviewed for impairment at least annually and whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

(f)	Goodwill

The Skelaxin® and Sonata® Product Lines represent a portion of “Core Elan,” a reporting unit, as defined in Statement of Financial Accounting Standards (SFAS) No. 142, Goodwill and Other Intangible Assets. Goodwill allocated to Skelaxin® and Sonata® is based on the relative fair values of the assets to be disposed of and the portion of the reporting unit that will be retained in accordance with SFAS No. 142.

In accordance with SFAS No. 142, from January 1, 2002, goodwill has not been amortized and is subject to annual impairment testing.

(g)	Selling, Marketing, and Medical Affairs Expenses

Certain selling, marketing, and medical expenses are specifically identifiable and others are allocated to the Skelaxin® and Sonata® Product Lines. The expenses are allocated based on the plan of action for the sales force and on headcount activity for all other departments. Such allocated expenses represent management’s best estimate of the charges that are attributable to the Skelaxin® and Sonata® Product Lines, and include expenses such as salaries, professional fees, marketing and selling expenses, and other expenses.

(3)	Fixed Assets

Fixed assets represent the leased automobiles used by the U.S. Primary Care Business Unit sales team that have been assumed by/assigned to King. The net book value at March 28, 2003 (unaudited) is as follows (in US$, thousands):

March 28,
2003
Leased automobiles	(unaudited)

Cost	7,149
Accumulated depreciation	(1,572)

Net book value	5,577

THE SKELAXIN® AND SONATA® PRODUCT LINES
(Products of Elan Corporation, plc)
Notes to Unaudited Financial Statements

(4)	Inventories

Inventories at March 28, 2003 (unaudited) consist of the following (in US$, thousands):

	Skelaxin®	Sonata®	Total
	(unaudited)	(unaudited)	(unaudited)

Raw materials	14,632	—	14,632
Work in process	10,683	—	10,683
Finished goods	6,244	6,782	13,026

	31,559	6,782	38,341

(5)	Intangible Assets and Goodwill

(a)	Skelaxin® Product Intangible

Elan Corporation, plc acquired Skelaxin® through its acquisition of GWC Health, Inc. in 1998. For the purpose of the unaudited statement of net assets to be sold, an amount of US $29.9 million representing cost of US $44.0 million and accumulated amortization of US $14.1 million was identified as the value relating to the Skelaxin® product intangible asset at March 28,2003.

(b)	Sonata® Product Intangible

Sonata® was originally launched by Wyeth in 1999. On December 19, 2001, Elan entered into a strategic alliance with Wyeth pursuant to which it assumed overall responsibility for the marketing, sale and distribution of Sonata® in the U.S. and Puerto Rico.

For purposes of the unaudited statement of net assets to be sold, an amount of US $270.7 million representing cost of US $290.3 million and accumulated amortization of US $19.6 million was identified as the value relating to the Sonata® product intangible asset at March 28, 2003.

(c)	Goodwill

The Skelaxin® and Sonata® Product Lines represent a portion of “Core Elan”, a reporting unit as defined in SFAS No. 142 “Goodwill and Other Intangible Assets”.

In accordance with SFAS No. 142, goodwill has been allocated to the Skelaxin® and Sonata® Product Lines based on the relative fair values of the assets to be disposed of and the portion of the reporting unit that will be retained by Elan. The amount of goodwill allocated to the Skelaxin® and Sonata® Product Lines amounts to US $34.4 million. This allocation was performed as of December 31, 2002.

THE SKELAXIN® AND SONATA® PRODUCT LINES
(Products of Elan Corporation, plc)
Notes to Unaudited Financial Statements

(6)	Capital Lease Obligations

The U.S. Primary Care sales force uses automobiles under capital lease agreements. These capital leases are secured by a letter of credit and the leased automobiles.

Interest expense in the statement of revenues and direct expenses represents interest expense allocated to the Skelaxin® and Sonata® Product Lines based on the percentage of fleet expenses charged to the U.S. Primary Care Business Unit sales team as compared to the total fleet expense incurred by Elan Pharmaceuticals, Inc.

The future minimum lease payments represent payments on automobiles directly attributable to the Skelaxin® and Sonata® Product Lines that have been assumed by/assigned to King per the Amended and Restated Asset Purchase Agreement.

(7)	Accounts Payable

At March 28, 2003, accounts payable comprises US $20.0 million which was paid by Elan to Wyeth in June 2003 pursuant to its existing contractual arrangements and US $106.3 million which will form part of the product related payments that the King parties will assume on receipt of the Skelaxin® and Sonata® Product Lines.

Future contingent and optional product payments relating to Sonata® amounted to US $122.4 million at March 28, 2003. These amounts are not included on Elan Corporation, plc’s U.S. GAAP consolidated balance sheet, as the related contingency had not been resolved at March 28, 2003.

(8)	Net Product Revenue and Cost of Goods Sold

Net product revenue for the periods from January 1, 2003 to March 28, 2003 and from January 1, 2002 to March 29, 2002, represents gross product sales to third parties less discounts and allowances. Cost of goods sold for Skelaxin® include product costs at a standard cost established annually by Elan Corporation, plc and warehousing costs.

THE SKELAXIN® AND SONATA® PRODUCT LINES
(Products of Elan Corporation, plc)
Notes to Unaudited Financial Statements

(9)	Selling, Marketing, and Medical Affairs Expenses

Skelaxin® and Sonata® are promoted by the Primary Care Business Unit sales force predominately to primary care physicians.

The selling, marketing, and medical affairs expenses consist of those costs directly attributable to the product lines. In addition, selling, marketing, and medical affairs expenses include amounts allocated related to non-product specific costs of the U.S. Primary Care Business Unit to the Skelaxin® and Sonata® Product Lines which were allocated based on headcount working on the products.

THE SKELAXIN® AND SONATA® PRODUCT LINES
(Products of Elan Corporation, plc)

Unaudited Supplemental Cash Flow Data
(In US $, Thousands)

	Period from		Period from
	January 1, 2003	Year	January 1, 2002
	to	Ended	to
	March 28,	December 31,	March 29,
	2003	2002	2002

Operating activities (note (1a)):
Excess of revenues over expenses	18,559	79,610	27,192
Adjustments to reconcile excess of revenue over expenses to net cash provided by operating activities:
Amortization of intangible assets	6,173	16,780	3,422
Depreciation of fixed assets held under capital lease	1,029	1,456	204
Net change in inventories	1,620	(23,216)	(4,180)

Net cash provided by operating activities	27,381	74,630	26,638

Financing activities (note (1b)):
Remittances to Elan Corporation, plc	(27,828)	(73,311)	(26,758)
Principal payments under capital lease obligations	447	(1,319)	120

Net cash used for financing activities	(27,381)	(74,630)	(26,638)

Net increase in cash and cash equivalents	—	—	—

Cash and cash equivalents, beginning of period	—	—	—

Cash and cash equivalents, end of period	—	—	—

Supplemental information:
Cash paid during the period for interest (note (1c))	43	184	46

Noncash financing activities for automobiles acquired under capital lease (note (1d))	—	5,987	513

See accompanying notes to Unaudited Supplemental Cash Flow Data.

THE SKELAXIN® AND SONATA® PRODUCT LINES
(Products of Elan Corporation, plc)
Notes to Unaudited Supplemental Cash Flow Data

(1)	Unaudited Supplemental Cash Flow

The unaudited supplemental cash flow data is based on the underlying unaudited statement of revenues and direct expenses and net assets to be sold for the period from January 1, 2003 to March 28, 2003, the underlying audited statement of revenues and direct expenses and net assets to be sold as of and for the year ended December 31, 2002, and the underlying unaudited statement of revenues and direct expenses for the period from January 1, 2002 to March 29, 2002.

The statements have been prepared to represent net assets to be sold, as well as revenues and direct expenses, which have been derived from the historical accounting records of Elan Corporation, plc. and subsidiaries and reflect significant assumptions and allocations. As such, the unaudited supplemental cash flow data is not necessarily indicative of the actual cash flows attributable to the Skelaxin® and Sonata® Product Lines on a stand-alone basis.

(a)	Operating Activities

Net cash provided by operating activities includes the excess of revenues over expenses for the Skelaxin® and Sonata® Product Lines and adjusts for non-cash items for depreciation and amortization related to fixed and intangible assets and net change in inventories. The depreciation of assets held under capital lease is related to automobiles used by the U.S. Primary Care sales force, and is not indicative of the depreciation of the automobiles that have been assumed by/assigned to King per the Amended and Restated Asset Purchase Agreement. The excess of revenues over expenses includes allocated expenses, which represent management’s best estimate of the expenses attributable to the Skelaxin® and Sonata® Product Lines and is not necessarily indicative of the actual cash flows that would have been recorded related to the Skelaxin® and Sonata® Product Lines on a stand-alone basis.

In addition, the operating cash flow data does not reflect net changes in accounts receivable and accounts payable as the underlying transaction systems used to record and account for cash transactions were not designed to track assets/liabilities and receipts/payments on a product specific basis.

Cash flows arising from taxes and interest income are not included in the unaudited supplemental cash flow data as they are not specifically attributable to the Skelaxin® and Sonata® Product Lines.

(b)	Financing Activities

The financing cash flows directly attributable to the Skelaxin® and Sonata® Product Lines are related to the principal payments under capital lease obligations related to the automobiles used by the U.S. Primary Care sales force that have been assumed by/assigned to King per the Amended and Restated Asset Purchase Agreement.

The cash flows generated by the Skelaxin® and Sonata® Product Lines for the periods reported were available to Elan Corporation, plc. for its general corporate purposes.

(c)	Cash Paid During the Period for Interest

Cash paid during the period for interest represents management’s best estimate of the interest paid attributable to the Skelaxin® and Sonata® Product Lines and is not necessarily indicative of the actual interest paid related to the automobiles used by the U.S. Primary Care sales force that have been assumed by/assigned to King per the Amended and Restated Asset Purchase Agreement.

THE SKELAXIN® AND SONATA® PRODUCT LINES
(Products of Elan Corporation, plc)
Notes to Unaudited Supplemental Cash Flow Data

(d)	Noncash Financing Activities for Automobiles Acquired under Capital Lease

The noncash financing activities for automobiles acquired under capital lease represents the additions of automobiles used by the U.S. Primary Care sales force that have been assumed by/assigned to King per the Amended and Restated Asset Purchase Agreement.

     (c)  Exhibits.

Exhibit Number	Exhibit

23.1	Consent of KPMG

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Date: August 26, 2003

KING PHARMACEUTICALS, INC.

By: /s/ James R. Lattanzi James R. Lattanzi Chief Financial Officer